Exhibit 23.3

Acknowledgment of Independent Registered Public Accounting Firm

We acknowledge the inclusion and reference in the November 20, 2007, Registration Statement on Form SB-2 of Decorize, Inc. of our report dated November 7, 2007 included with the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of the Act.

/s/ BKD, LLP

Springfield, Missouri
November 20, 2007